                                                                    EXHIBIT 10.3


                              EMPLOYMENT AGREEMENT
                              --------------------

     This Agreement, dated as of September 18, 1998, is entered into by and between Four Media Company, a Delaware corporation (the "Company"), and Lawrence Chernoff ("Executive").


                                  INTRODUCTION
                                  ------------

     The Company and its operating subsidiaries ("Affiliates") are engaged in the business of providing technical and creative services to the entertainment industry. The Company desires to employ Executive, and Executive desires to accept such employment, under the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I
                                   ---------

                            EMPLOYMENT; TERM; DUTIES
                            ------------------------

     1.1  Employment.  Upon the terms and conditions hereinafter set forth, the
          ----------
Company hereby employs Executive, and Executive hereby accepts employment, as President, Four Media Company Television Group. Provided that Executive is then actively employed by the Company and is not in breach of this Agreement, at the next annual meeting of the shareholders of the Company, the Company shall nominate and, to the extent Robert T. Walston ("Walston") is serving as Chief Executive Officer of the Company, Walston shall support the nomination and election of Executive to a full membership on the Board of Directors of the Company for a regular term. Walston shall cast his shares of stock in the Company, if any, for such election to the extent he is authorized to vote such stock. Walston shall also support Executive's request to be accompanied in meetings of the Board of Directors by an observer selected by Executive, subject to Walston's approval which shall not be unreasonably withheld. The parties hereto understand and acknowledge that in the event Executive is not elected to the Board of Directors, the Company shall not be in breach of this Agreement.

     1.2  Term.  Subject to Article IV, Executive's employment hereunder shall
          ----
be for a term of three (3) years commencing on the date hereof and expiring at the close of business on the day prior to the third anniversary of the date hereof (the "Term").

     1.3  Duties.  Executive will be the senior executive of the Four Media
          ------
Company Television Group, including both long form and short form television, responsible for attaining the operational and financial objectives of the Television Group.

     (a) All managing directors, presidents and others responsible for divisions and facilities of the Company and its Affiliates (excepting those divisions of the Company under the management of Stefan Sonnenfeld, Mike Pethel, Jerry Cancellieri, and Steve Michaels (the "Excluded Reports")) which provide television services shall report to Executive, except to the extent employment agreements in effect on the date of this Agreement and disclosed on Schedule 1.3 attached to this Agreement ("Prior Employment Agreements") require that employees providing television services and subject to those prior Employment Agreements report directly to the Chief Executive Officer of the Company or to such other person as also identified in the respective Prior Employment Agreements and also set forth on Schedule 1.3 ("Prior Direct Reports"). Direct reporting to Executive by any such Prior Direct Reports shall be subject to the consent of any such individuals. The Company acknowledges that Executive has relied on the disclosures on Schedule 1.3 as a complete identification of all Prior Employment Agreements and all Prior Direct Reports (for managing directors, presidents and others responsible for television divisions of the Company), with the exception of the Excluded Reports, as a material inducement of this Agreement.

     (b) Walston as Chief Executive Officer of the Company, and any successor in that position, shall consult with Executive on all matters materially affecting the Four Media Company Television Group during the Term of Executive's employment under this Agreement. Executive acknowledges and agrees that action by the Chief Executive Officer contrary to Executive's preference following such consultation shall not be a breach of this Agreement for that reason alone.

     (c) At Executive's sole option on sixty (60) days' notice to Walston or any successor Chief Executive Officer of the Company, Executive may redefine the scope of his duties and responsibilities as President of Four Media Company Television Group to exclude those business units and facilities directed by Prior Direct Reports.

     (d) In any event, and without limiting the Company's or Executive's rights or obligations under other provisions of this Agreement, the Company shall assign Video Symphony, Encore Hollywood, all television sales (excluding those associated with the Excluded Reports), Digital Magic, Anderson Video (excepting studio services), Encore Santa Monica, Encore Non Linear and Four Media Company's Burbank television operations, and their constituent and successor businesses and senior management to report to Executive during the Term of Executive's employment by the Company, subject only to obtaining such consents as may be necessary under Prior Written Agreements (excluding the Excluded Reports) to permit such assignments. If such consents have not been obtained within ninety (90) days of the date of this Agreement, then upon written request of Executive, the Chief Executive Officer of the Company and Executive shall meet and confer in good faith to attempt to negotiate a mutually satisfactory redefinition of Executive's duties. If the parties are unable to reach a mutually acceptable agreement within such ninety (90) day period, then Executive may resign by providing the Company with thirty (30) days written notice, which written notice must be provided within the initial two hundred twenty (220) days of this Agreement. Upon the expiration of such thirty (30) day period, this Agreement shall terminate and Executive shall not be entitled to any further compensation under this Agreement. Neither an inability to agree on such a redefinition of Executive's duties nor Executive's resignation from employment in such event shall be deemed a breach of this Agreement. Executive acknowledges and agrees that in the event this Agreement is terminated pursuant to this Section 1.3, Executive's covenant not to compete pursuant to Section 5.3 below shall run for five (5) years from the Closing Date, as that term is defined in the Stock Purchase Agreement (as defined in Section 3.7 below).

     (e) Executive shall perform his duties principally at the office locations of the Company located (i) within the Cities of Burbank and Santa Monica, California, or the area commonly known as West Los Angeles, California, including the Hollywood area, (ii) at a location within twenty (20) miles of Executive's current job location as of the date of this Agreement, or (iii) at such other location as may be mutually agreed upon by Executive and the Chief Executive Officer of the Company from time to time. Executive shall devote his entire productive business time, attention and energies to the performance of his duties hereunder. Executive shall use his best efforts to advance the interests and business of the Company and its Affiliates. Executive shall abide by all rules, regulations and policies of the Company, as may be in effect from time to time. Notwithstanding the foregoing, Executive may act as a member of other boards of directors, where the time allocated for those activities does not materially interfere with or create a conflict of interest with the discharge of his duties for the Company.

     1.4  Reporting.  Executive shall report directly to the Chief Executive
          ---------
Officer of the Company, which position is currently held by Robert T. Walston. The Company shall not be in breach of this Agreement if, at any time during the Term, Robert T. Walston is no longer Chief Executive Officer of the Company.

     1.5  Exclusive Agreement.  Executive represents and warrants to the Company
          -------------------
that there are no agreements or arrangements, whether written or oral, in effect which would prevent Executive from rendering his exclusive services to the Company during the Term.


                                  ARTICLE II
                                   -----------

                                  COMPENSATION
                                  ------------

     2.1  Compensation.  For all services rendered by Executive hereunder and
          ------------
all covenants and conditions undertaken by him pursuant to this Agreement, the Company shall pay, and Executive shall accept, as full compensation, the amounts set forth in this Article II.

     2.2  Base Salary.  The base salary shall be an annual salary of $250,000
          -----------
("Base Salary"), payable by the Company in accordance with the Company's normal payroll practices.

     2.3  Bonus.  In addition to the Base Salary, the Company may make
          -----
discretionary bonus payments to Executive, under such terms, conditions and requirements as may be determined by the Company's Chief Executive Officer in his sole discretion.

     2.4  Deductions.  The Company shall deduct from the compensation described
          ----------
in Sections 2.2 and 2.3 any federal, state or local withholding taxes, social security contributions and any other amounts which may be required to be deducted or withheld by the Company pursuant to any federal, state or local laws, rules or regulations.

     2.5  Disability Adjustment.  Any compensation otherwise payable to
          ---------------------
Executive pursuant to Sections 2.2 and 2.3 in respect of any period during which Executive is disabled (as contemplated in Section 4.3) shall be reduced by any amounts payable to Executive for loss of earnings or the like under any insurance plan or policy sponsored by the Company.


                                  ARTICLE III
                                  -----------

                               BENEFITS; EXPENSES
                               ------------------

     3.1  Benefits.  During the Term, Executive shall be entitled to participate
          --------
in such group life, health, accident, disability or hospitalization insurance plans, pension plans and retirement plans as the Company may make available to its other executive employees as a group, subject to the terms and conditions of any such plans.

     3.2  Expenses.  The Company agrees that Executive is authorized to incur
          --------
reasonable expenses in the performance of his duties hereunder and in promoting the business of the Company. The Company shall from time to time pay or reimburse Executive for the reasonable and necessary expenses incurred by Executive in connection with the performance of his duties hereunder if such expenses have been previously approved by the Company or if reimbursement is otherwise appropriate in accordance with the Company's established policies and if the Company receives such verification thereof as the Company may require in order to qualify such expenses as deductible business expenses. The Company agrees that Executive's reasonable business expenses, reimbursable to Executive or payable by the Company to Executive's order, at Executive's sole option in each case, shall include without limitation (a) first class travel or, if first class is unavailable, highest available class of travel for international travel; (b) business class travel or, if business class is unavailable, highest available class of travel including first class for domestic travel; (c) actual out of pocket expense for business entertainment at clubs; and (d) cellular telephones and cellular telephone services selected by Executive, including at Executive's sole option, Wildfire or equivalent or upgraded telephone communications management systems or services.

     3.3  Vacation.  Executive shall accrue, on a daily basis, a total of four
          --------
(4) work weeks of vacation per year following the date of this Agreement. If Executive's earned but unused vacation time reaches six (6) work weeks, Executive will not continue to accrue additional vacation time until he uses enough vacation to fall below this maximum amount. Thereafter,

Executive will start earning vacation benefits again until the six (6) work week maximum is again reached. Any accrued but unused vacation time will be paid to Executive on a pro rata basis at termination of employment.

     3.4  Key Man Insurance.  The Company may secure in its own name or
          -----------------
otherwise, and at its own expense, life, health, accident and other insurance covering Executive alone or with others, and Executive shall not have any right, title or interest in or to such insurance other than as expressly provided herein. Executive agrees to assist the Company in procuring such insurance by submitting to the usual and customary medical and other examinations to be conducted by such physicians as the Company or such insurance company may designate and by signing such applications and other written instruments as may be required by the insurance companies to which application is made for such insurance. Executive's failure to submit to such usual and customary medical and other examinations shall be deemed a material breach of this Agreement.

     3.5  Liability Insurance.  Executive shall be covered under the Company's
          -------------------
existing Directors' and Officers' insurance policy. A copy of the Company's current policy has been provided to Executive.

     3.6  Indemnification.  The Company shall, to the maximum extent permitted
          ---------------
by applicable law, indemnify and hold Executive harmless from and against all claims, actions, causes of action, judgements, liabilities, obligations and expenses, including without limitation, attorneys' fees, court costs, judgments, fines, settlements, and other amounts actually incurred arising out of, relating to or in connection with Executive's employment by the Company, his services as an employee of the Company, or the discharge of his duties hereunder. The Company shall advance to Executive any expenses incurred in defending any such proceeding to the maximum extent permitted by law. Notwithstanding the foregoing, this indemnification does not apply to any acts or omissions of Executive which constitute criminal conduct, gross negligence or willful misconduct.

     3.7  Stock Options.   The Company and Executive acknowledge that the
          -------------
Company has granted to Executive unvested options (the "Options") to purchase 89,374 shares of common stock of the Company pursuant to the Company's 1997 Stock Option Plan (the "Plan"), at an exercise price equal to Nine Dollars and Fifty Cents ($9.50) per share. The Options shall vest one-fifth annually over a five (5) year period, commencing on the last day of the first year of this Agreement. In the event the Company fails to offer Executive a commercially reasonable contract of employment for an additional twenty-four (24) month term to commence at the end of the three year Term of Executive's employment under this Agreement as defined in Section 1.2 ("Succeeding Agreement"), then the last two (2) years of option vesting shall be immediately accelerated. If the Company does offer Executive such a Succeeding Agreement and Executive rejects such offer, then such unvested shares shall be forfeited. The terms and conditions of the Options shall be set forth in a stock option agreement in the form customarily utilized by the Company for the grant of options to its employees. Notwithstanding any of the foregoing, Executive acknowledges and agrees that 29,791 of said options shall be subject to divestiture in accordance with the provisions of Section 2.3.1 of that certain Stock Purchase Agreement dated as of September 15, 1998, entered into by and between the Company, MSCL, Inc., a California corporation, and the individuals named therein (the "Stock Purchase Agreement").


                                   ARTICLE IV
                                   ----------

                         TERMINATION; DEATH; DISABILITY
                         ------------------------------

     4.1  Termination of Employment With Cause.  In addition to any other
          ------------------------------------
remedies available to the Company at law, in equity or as set forth in this Agreement, the Company shall have the right, upon written notice to Executive, to immediately terminate his employment hereunder without any further liability or obligation to him in respect of his employment (other than its obligation to pay Base Salary and vacation time accrued but unpaid as of the date of termination and reimbursement of expenses incurred prior to the date of termination in accordance with Section 3.2 above) if Executive: (a) breaches any material provision of this Agreement and, if such breach is curable, in the sole judgment of the Company, such breach is not cured within ten (10) days after written notice thereof from the Company; or (b) has committed an act of gross misconduct in connection with the performance of his duties hereunder, as determined in good faith by the Board of Directors; or (c) demonstrates habitual negligence in the performance of his duties, as determined by the Board of Directors; or (d) is convicted of or pleads nolo contendere to any misdemeanor
                                            ---- ----------
involving moral turpitude or to any felony; or (e) has committed any act of fraud, misappropriation of funds or embezzlement in connection with his employment hereunder (a "Termination With Cause"). If Executive's employment is terminated under this Section 4.1, then all vested Options (as defined in Section 3.7 above) shall be exercisable as set forth in the Plan (as defined in
Section 3.7 above), and all unvested Options shall be forfeited.

     4.2  Termination of Employment Without Cause.  During the Term, the Company
          ---------------------------------------
may at any time, in its sole discretion, terminate the employment of Executive hereunder without cause by written notice to him. In such event, the Company shall pay Executive an amount equal to the sum of the following:

          (a) any Base Salary and vacation time accrued but unpaid as of the date of termination;

          (b) an amount equal to Executive's monthly Base Salary in effect on the date of termination for the remainder of the Term, payable as and when such amounts would have been due and payable hereunder had such termination not occurred (the "Severance Period"); and

          (c) any reimbursement for expenses incurred in accordance with Section 3.2.

          In addition, the Company shall use its best efforts to arrange for the continuation, through the Severance Period, of such health and/or medical benefits or plans as are in effect as of the date of termination, if and only if permissible under such plans. If not so permissible, the

Company shall pay to Executive an amount sufficient to enable Executive to arrange for substantially equivalent health and/or medical coverage during the Severance Period.

          Executive acknowledges that the payments and benefits referred to in this Section 4.2, together with any rights or benefits under any written plan or agreement which have vested on or prior to the termination date of Executive's employment under this Section 4.2, constitute the only payments to which Executive shall be entitled to receive from the Company hereunder in the event of any termination of his employment pursuant to this Section 4.2, and that except for such payments or benefits the Company shall have no further liability or obligation to him hereunder or otherwise in respect of his employment.

          Executive shall have no duty to secure other employment. If Executive secures other employment or becomes self-employed during the Severance Period, the Company's obligations under this Section 4.2 shall be reduced by the earnings from such employment or self-employment received by Executive. Executive will notify the Company in writing within 10 days if Executive becomes employed or self-employed during the Severance Period.

          If Executive's employment is terminated under this Section 4.2, then all Options (as defined in Section 3.7 above) shall vest (if they have not already done so) and shall become immediately exercisable and shall remain exercisable until the expiration of their terms, except as otherwise expressly required by the Plan (as defined in Section 3.7 above).

     4.3  Death; Disability.  In the event that Executive dies or becomes
          -----------------
Disabled (as defined herein), Executive's employment shall terminate when such death or Disability occurs and the Company shall pay Executive (or his legal representative, as the case may be) as follows:

          (a) any Base Salary accrued but unpaid as of the date of death or termination for Disability;

          (b) any reimbursement for expenses incurred in accordance with Section 3.2.; and

          (c) an amount equal to Executive's monthly Base Salary in effect on such termination date for the lesser of (i) six (6) months or (ii) the remainder of the Term, payable as and when such amounts would have been due and payable hereunder had such termination not occurred. The monthly Base Salary with respect to any period during which Executive is Disabled shall be reduced by amounts payable to him under any insurance plan sponsored by the Company, provided that Executive's aggregate compensation during the period of Disability shall be equal to 100% of his monthly Base Salary then in effect.

          For the purposes of this Agreement, Executive shall be deemed to be "Disabled" or have a "Disability" if, because of Executive's physical or mental disability, (a) he has been substantially unable to perform his duties hereunder for twelve (12) work weeks in any twelve (12)-month period, and (b) he has utilized any and all benefits available to him under state and federal laws and is either (i) unable to reasonably and effectively carry out his duties with reasonable accommodations by the Company or (ii) unable to reasonably and effectively carry out his duties because any reasonable accommodation which may be required would cause the Company undue hardship. In the event of a disagreement concerning Executive's perceived Disability, Executive shall submit to such examinations as are deemed appropriate by three practicing physicians specializing in the area of Executive's Disability, one selected by Executive, one selected by the Company, and one selected by both such physicians. The majority decision of such three physicians shall be final and binding on the parties. Nothing in this paragraph is intended to limit the Company's right to invoke the provisions of this paragraph with respect to any perceived Disability of Executive.

          Executive acknowledges that the payments referred to in this Section 4.3, together with any rights or benefits under any written plan or agreement which have vested on or prior to the termination date of Executive's employment under this Section 4.3, constitute the only payments to which Executive (or his legal representative, as the case may be) shall be entitled to receive from the Company hereunder in the event of a termination of his employment for death or Disability, and that except for such payments the Company shall have no further liability or obligation to him (or his legal representatives, as the case may be) hereunder or otherwise in respect of his employment.

     4.4  Continued Compliance.  The amounts or benefits payable by the Company
          --------------------
under Sections 4.2(b) and 4.3(c) are subject to Executive's continued compliance with the provisions of Article V below. If Executive violates the provisions of
Article V, then the Company will have no obligation to make any of the payments that remain payable by the Company under Sections 4.2(b) and 4.3(c) on or after the date of such violation.

     4.5  Announcements and Statements in Event of Termination.  No press or
          ----------------------------------------------------
public announcement or statement shall be made in the event of Executive's employment termination during Executive's life except as agreed by the Company and Executive, except for public disclosure required by applicable federal securities laws, rules or regulations or policies of NASDAQ.

     4.6  Designated Beneficiary.  In the event of the death of Executive while
          ----------------------
in the employ of the Company, or at any time thereafter during which amounts remain payable to Executive under this Article IV, such payments shall thereafter be made to such person or persons as Executive may specifically designate (successively or contingently) to receive payments under this Agreement following Executive's death by filing a written beneficiary designation with the Company during Executive's lifetime. Such beneficiary designation shall be in such form as may be reasonably prescribed by the Company and may be amended from time to time or may be revoked by Executive pursuant to written instruments filed with the Company during his lifetime. Beneficiaries designated by Executive may be any natural or legal person or persons, including a fiduciary, such as a trustee of a trust, or the legal representative of an estate. Unless otherwise provided by the beneficiary designation filed by Executive, if all of the persons so designated die before Executive or the occurrence of a contingency not contemplated in such beneficiary designation, or if Executive shall have failed to provide such beneficiary designation, then the amount payable under this Agreement shall be paid to Executive' estate.

                                   ARTICLE V
                                   ---------

              OWNERSHIP OF PROCEEDS OF EMPLOYMENT; NON-DISCLOSURE;
              ----------------------------------------------------
                                NON-COMPETITION
                                ---------------

     5.1  Ownership of Proceeds of Employment.  The Company shall be the sole
          -----------------------------------
and exclusive owner throughout the universe in perpetuity of all of the results and proceeds of Executive's services, work and labor during the Term in connection with Executive's employment by the Company, free and clear of any and all claims, liens or encumbrances. All results and proceeds of Executive's services, work and labor during the Term shall be deemed to be works-made-for-hire for the Company within the meaning of the copyright laws of the United States and the Company shall be deemed to be the sole author thereof in all territories and for all purposes.

     5.2  Non-Disclosure of Confidential Information.  Executive's obligations
          ------------------------------------------
with respect to non-disclosure of confidential information shall be governed by the terms and conditions of Section 7.1.1 of the Stock Purchase Agreement, which section is hereby incorporated by reference and made a part hereof. Promptly upon the expiration or termination of Executive's employment with the Company or any Affiliate for any reason or whenever the Company so requests, Executive shall surrender to the Company all documents, drawings, work papers, lists, memoranda, records and other data (including all copies) constituting or pertaining in any way to any of the Confidential Information (as that term is defined in the Stock Purchase Agreement).

     5.3  Non-Competition.  Executive's obligations with respect to non-
          ---------------
competition shall be governed by the terms and conditions of Section 7.1.2 of the Stock Purchase Agreement, which section is hereby incorporated by reference and made a part hereof.

     5.4  Non-Solicitation.  Executive shall not, for a period of two (2) years
          ----------------
from the date of any termination or expiration of his employment hereunder, directly or indirectly: (a) solicit or hire, or attempt to solicit or hire, any employee of the Company, or assist any person, firm or corporation in doing so or attempting to do so; or (b) plan for, acquire any financial interest in or perform any services for himself or any other entity in connection with a business in which Executive's interest, duties or activities would inherently require Executive to reveal any Confidential Information; or (c) solicit or cause to be solicited the disclosure of or disclose any Confidential Information for any purpose whatsoever or for any other party. Notwithstanding the foregoing, this Agreement shall not prohibit an offer of employment by Executive to Executive's personal assistant.

     5.5  Breach of Provisions.  In the event that Executive shall breach any of
          --------------------
the provisions of this Article V, or in the event that any such breach is threatened by Executive, in addition to and without limiting or waiving any other remedies available to the Company at law or in equity, the Company shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, without the necessity of posting a bond, to restrain any such breach or threatened breach and to enforce the provisions of this Article V. Executive acknowledges and agrees that there is no adequate remedy at law for any such breach or threatened breach and, in the event that any action or proceeding is brought seeking injunctive relief, Executive shall not use as a defense thereto that there is an adequate remedy at law.

     5.6  Reasonable Restrictions.  The parties acknowledge that the foregoing
          -----------------------
restrictions, the duration and the territorial scope thereof as set forth in this Article V, are under all of the circumstances reasonable and necessary for the protection of the Company and its business.

     5.7  Definition.  For purposes of this Article V, the term "Company" shall
          ----------
be deemed to include any subsidiary of, affiliate of, predecessor to, or successor of the Company.


                                  ARTICLE VI
                                  ----------

                                 MISCELLANEOUS
                                 -------------

     6.1  Binding Effect.  This Agreement shall be binding upon and inure to the
          --------------
benefit of the parties hereto and their respective legal representatives, heirs, distributees, successors and assigns; provided that the rights and obligations
                                      --------
of Executive hereunder shall not be assignable by him.

     6.2  Notices.  Any notice provided for herein shall be in writing and shall
          -------
be deemed to have been given or made when personally delivered or three (3) days following deposit for mailing by first class registered or certified mail, return receipt requested, or if delivered by facsimile transmission, upon confirmation of receipt of the transmission, to the address of the other party set forth below or to such other address as may be specified by notice given in accordance with this Section 6.2:

     (a)  If to the Company:  Four Media Company
                              2813 W. Alameda Avenue
                              Burbank, CA  91505
                              Attention: Robert T. Walston, C.E.O.
                              Fax No.:  (818) 846-5197

          With a copy to:     Four Media Company
                              625 Arizona Avenue
                              Santa Monica, CA  90401
                              Attention:  William E. Niles, General Counsel
                              Fax No.:  (310) 587-1277

     (b)  If to Executive:    Lawrence Chernoff
                              336 S. Bedford Drive
                              Beverly Hills, California 90212

          With a copy to:  _______________________________
                           _______________________________
                           _______________________________
                           _______________________________
                           Fax No.:

     6.3  Severability.  If any provision of this Agreement, or portion thereof,
          ------------
shall be held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision or portion thereof, and shall not in any manner affect or render invalid or unenforceable any other provision of this Agreement or portion thereof, and this Agreement shall be carried out as if any such invalid or unenforceable provision or portion thereof were not contained herein. In addition, any such invalid or unenforceable provision or portion thereof shall be deemed, without further action on the part of the parties hereto, modified, amended or limited to the extent necessary to render the same valid and enforceable.

     6.4  Arbitration.  Any controversy, claim or dispute arising out of or in
          -----------
any way relating to this Agreement, the alleged breach thereof, and/or Executive's employment with the Company or termination therefrom, including without limitation, any and all claims for employment discrimination or harassment, shall be determined by final and binding arbitration administered by JAMS/Endispute in Los Angeles, California in accordance with the JAMS/Endispute Arbitration Rules and Procedures for Employment Disputes ("Rules") which are in effect at the time of the arbitration or the demand therefor. The Rules are hereby incorporated by reference. In the event of such an arbitration proceeding, the parties shall select a mutually acceptable neutral arbitrator from among the JAMS/Endispute panel of arbitrators. In the event the parties cannot agree on an arbitrator, the Administrator of JAMS/Endispute shall appoint an arbitrator. California Code of Civil Procedure (S)1283.05, which provides for certain discovery rights, shall apply to any such arbitration, and said code section is also hereby incorporated by reference. In reaching a decision, the arbitrator shall have no authority to change, extend, modify or suspend any of the terms of this Agreement. The arbitration shall be commenced and heard in Los Angeles County, California. The arbitrator(s) shall apply the substantive law (and the law of remedies, if applicable) of California or federal law, or both, as applicable to the claim(s) asserted, and the arbitrator is without jurisdiction to apply any different substantive law. The arbitrator shall render an award and a written, reasoned opinion in support thereof, stating all findings of fact and conclusions of law. Judgment on the award may be entered in any court of competent jurisdiction, even if a party who received notice under the Rules fails to appear at the arbitration hearing(s). The parties may seek, from a court of competent jurisdiction, provisional remedies or injunctive relief in support of their respective rights and remedies hereunder without waiving any right to arbitration. However, the merits of any action that involves such provisional remedies or injunctive relief, including, without limitation, the terms of any permanent injunction, shall be determined by arbitration under this paragraph.

     6.5  Waiver.  No waiver by a party hereto of a breach or default hereunder
          ------
by the other party shall be considered valid unless in writing signed by such first party, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or any other nature.

     6.6  Controlling Nature of Agreement.  To the extent any terms of this
          -------------------------------
Agreement are inconsistent with the terms or provisions of the Company's Employee Manual or any other personnel policy statements or documents, the terms of this Agreement shall control. To the extent that any terms and conditions of Executive's employment are not covered in this Agreement, the terms and conditions set forth in the Employee Manual or any similar document shall control such terms.

     6.7  Entire Agreement.  This Agreement sets forth the entire agreement
          ----------------
between the parties with respect to the subject matter hereof, and supersedes any and all prior agreements or understanding between the Company and Executive, whether written or oral, fully or partially performed relating to any or all matters covered by and contained or otherwise dealt with in this Agreement. Employee represents and acknowledges that all compensation, whether contingent or otherwise, arising under any employment agreement has been paid in full and, except for the obligations evidenced by this Agreement, all employment related compensation has been paid in full. This Agreement does not constitute a commitment of the Company with regard to Executive's employment, express or implied, other than to the extent expressly provided for herein. Executive hereby confirms that there are no oral or written agreements between the Executive and the Company relating to Executive's employment with the Company pursuant to which Executive would be entitled to any bonus or contingent compensation upon completion of the transactions contemplated in the Stock Purchase Agreement. Notwithstanding the foregoing, this Section 6.7 shall not extinguish any accrued vacation or base salary that is due to Executive as of the date of this Agreement.

     6.8  Amendment.  No modification, change or amendment of this Agreement or
          ---------
any of its provisions shall be valid unless in writing and signed by the party against whom such claimed modification, change or amendment is sought to be enforced.

     6.9  Authority.  The parties each represent and warrant that they have the
          ---------
power, authority and right to enter into this Agreement and to carry out and perform the terms, covenants and conditions hereof.

     6.10 Applicable Law.  This Agreement, and all of the rights and obligations
          --------------
of the parties in connection with the employment relationship established hereby, shall be governed by and construed in accordance with the substantive laws of the State of California without giving effect to principles relating to conflicts of law. This Agreement shall be construed according to its fair meaning and not for or against any party.

     6.11 Successors and Assigns. This Agreement may not be assigned (either
          ----------------------
voluntarily or involuntarily) by any party hereto without the express written consent of the other party. Any attempted assignment in violation of this Section shall be void and ineffective for all purposes. In the event of an assignment permitted by this Section, this Agreement shall inure to the benefit of and be binding upon the heirs, successors and assigns of each of the parties hereto.

     6.12 Survival of Rights and Obligations.  The respective rights and
          ----------------------------------
obligations of the parties hereunder shall survive any termination of Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

     6.13 Headings.  The headings of the sections contained in this Agreement
          --------
are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

     6.14 Counterparts.  Thus Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              "COMPANY"
                              FOUR MEDIA COMPANY

                              By: /s/ Robert T. Walston
                                  ---------------------
                                      Robert T. Walston
                                      Chairman & CEO


                              "EXECUTIVE"

                              /s/ Lawrence Chernoff
                              ---------------------
                              Lawrence Chernoff